China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

China Housing & Land Development Inc. Announces
Third Quarter 2009 Financial Results

Xi’an, China – November 11, 2009 -- China Housing & Land Development, Inc., (“China Housing” or the “Company”, NASDAQ: CHLN) today announced its unaudited financial results for the third quarter ended September 30, 2009.

Highlights for the Third Quarter 2009:

•	Total revenues increased 215% to $23.8 million compared to $7.5 million in the third quarter of 2008, and increased 5.3% sequentially from $22.6 million in the second quarter of 2009.

•	Total gross floor area (“GFA”) sales were 32,436 sq. meters, compared to 11,069 sq. meters in the third quarter of 2008 and 31,141 sq. meters in the second quarter of 2009.

•	Gross profit increased 403% to $7.4 million compared to $1.5 million in the third quarter of 2008. Third quarter gross margin increased to 31.2% compared to 19.5% in the third quarter of 2008.

•	SG&A expenses as a percentage of total revenue declined to 10.5% from 21.1% in the third quarter of 2008.

•	Operating income was $4.0 million, compared to a net loss of ($3.2 million) in the third quarter of 2008 and income of $5.1 million in the second quarter of 2009.

•
Net income increased 779% to $12.7 million, compared to $1.4 million in the third quarter of 2008 and a net loss of ($10.0 million) in the second quarter of 2009.  Third quarter net income included a $5.7 million, or $0.17 per share non-cash gain associated with the revaluation of derivatives and warrants.  Excluding this gain, non-GAAP net income would have been $7.2 million.

•
Diluted net income per share attributable to ordinary shareholders was $0.24, compared to diluted earnings per share of $0.04 in the third quarter of 2008 and diluted loss per share of ($0.32) in the second quarter of 2009. Excluding the non-cash gain in the third quarter, diluted earnings per share would have been $0.06 per share.

Mr. Pingji Lu, China Housing’s Chairman commented, “We are pleased with our results for the third quarter as we continued to see stabilized sales trends and higher average selling prices, most notably with our two major projects—JunJing II Phase One and Two.  With 91% of units sold and 82% of available GFA sold, we have pre-sold most of JunJing II Phase One’s available residential units in just over one year.  Pre-sales of JunJing II Phase Two commenced in the third quarter and thus far, the average selling price per sq. meter has exceeded Phase One due to Phase Two’s enhanced design layout.  Additionally, we are off to a good start with our Puhua Phase One project with initial sales that have exceeded our original expectations.  This is our first project within our Baqiao new development zone and we believe our success with this project can further enhance our reputation in Xi’an and the surrounding region. The overall real estate market sentiment in Xi’an has improved each quarter since the beginning of this year and we are particularly satisfied with our 12.9% increase in ASPs from last quarter. We remain focused on providing a steady pipeline of quality, state-of-the-art residential housing and commercial units to meet the rising demand in the marketplace.”

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

For the quarter ended September 30, 2009, the Company’s revenues were $23.8 million, representing an increase of 215.3% from $7.5 million as compared to the same period of 2008 and a sequential increase of 5.3% from $22.6 million as compared to the 2nd quarter of 2009.  The increase primarily stems from the JunJing II Phase One and Two projects under construction.

Total gross floor area  sold was 32,436 sq. meters, compared to 11,069 sq. meters in the third quarter of 2008 and 31,141 sq. meters in the second quarter of 2009.  Average selling price per square meter increased to RMB 5,001 from RMB 4,430 in the second quarter, reflecting increased stability in Xi'an's real estate market and the Company’s ability to target its residential units toward working professionals in the region.

Gross profit for the third quarter of 2009 was $7.4 million, up 403% from $1.5 million in the same period of 2008 and up 2.9% sequentially from $7.2 million in the second quarter of 2009. The gross profit margin for the third quarter was 31.2%, compared to 19.5% in the same period of 2008.  The increase in gross margin reflects an improvement in market conditions.

Selling, general and administrative (“SG&A”) expenses were $2.5 million for the third quarter of 2009, compared to $1.6 million for the third quarter of 2008 and $1.9 million for the second quarter of 2009. The increase in SG&A expense was due primarily to marketing expenses associated with Tsining JunJing II Phase One and Phase Two as well as administrative and marketing expenses related to the Puhua project.  As a percentage of total revenue, SG&A expenses declined year-over-year to 10.5% compared to 21.1% in the third quarter of 2008 and was comparable to 8.6% in the second quarter of 2009.

Operating income increased to $4.0 million compared to an operating loss of ($3.2 million) in the third quarter of 2008 and $5.1 million in the second quarter of 2009.

Net income for the third quarter of 2009 increased 779% to $12.7 million, or $0.24 per diluted share, compared to $1.4 million, or $0.04 per diluted share, in the third quarter of 2008 and net loss of ($10.0 million), or ($0.32) per diluted share, in the second quarter of 2009. Adjusted net income excluding a $5.7 million non-cash gain associated with the revaluation of derivatives and warrants, was $7.2 million, or $0.06 per diluted share.

As of September 30, 2009, China Housing reported $19.1 million in cash, compared to $10.1 million as of June 30, 2009 and $37.4 million on December 31, 2008.  Total debt was $52.6 million, compared to $48.5 million as of June 30, 2009 and $59.2 million on December 31, 2008, as the Company repaid a portion of its $147 million revolving credit line.  Net debt as a percent of total capital was 21.4% at the end of the third quarter of 2009, compared to 15.6% at the end of 2008.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

Sequential Quarterly Revenue Breakout Comparison
	Q3 2009			Q2 2009
Project	Revenue Recognized	GFA Sold	ASP	Revenue Recognized	GFA Sold	ASP
	($)	(m2)	(Rmb)	($)	(m2)	(Rmb)
Projects Under Construction
JunJing II Phase One	12,130,788	6,801	4,845	20,020,886	28,367	4,358
JunJing II Phase Two	8,804,441	23,606	4,957	960,176	2,456	5,283

Projects Completed
Tsining-24G	1,588,845	1507	7,199	1,018,023	630	11,038
JunJing I	(88,081)	(166)	3,621	(1,018,606)	(788)	8,825
Additional Projects	292,289	688	2,902	200,460	476	2,873

Other Income	1,065,363	--	--	1,420,979	--	--
Total	23,793,645	32,436	5,001	22,601,919	31,141	4,430
	Q-o-Q change			5.3%	4.2%	12.9%

2009 Outlook

Fourth quarter 2009 GFA sales are expected to range from 46,000 to 48,000 square meters, compared to 32,046 sq. meters in the third quarter of 2009, and contract sales in fourth quarter are expected to reach US$32 million to US$34 million.  The Company is reporting contract sale estimates which are not subject to percentage of completion alterations in contrast to revenues.

For the full year 2009, total GFA sales are expected to range from 130,000 to 132,000 square meters, compared to 64,167 square meters in 2008. Total contract sales in 2009 are expected to reach US$86 million to US$88 million.

Mr. Lu concluded, “In addition to our current projects under development, we have several new construction projects that can position us for solid growth in the years to come.  As of the end of September, we have approximately 272 thousand sq. meters of unsold GFA from our existing projects, primarily JunJing II Phase One, Phase Two and Puhua Phase One.  We also have an additional three projects under planning (JunJing III, Park Plaza and Golden Bay).  Our balance sheet remains healthy and we will continue to selectively explore new projects both in Xi’an and potentially in other surrounding tier 2 cities in northwest China as the real estate market continues to move off its lows of the past year.  We are encouraged by our opportunities as we build a sustainable platform for growth.”

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

Conference Call Information

China Housing’s management will host an earnings conference call on November 11, 2009 at 8:30 a.m. U.S. Eastern Time. Listeners may access the call by dialing 1-719-325-2115. To listen to the live webcast of the event, please go to http://www.viavid.net.  Listeners may access the call replay, which will be available through November 18th, by dialing 1-719-457-0820; passcode: 5491295.

About China Housing & Land Development, Inc.
Based in Xi'an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China.  China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.  The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor
This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Notes to Unaudited Financial Information

This release contains unaudited financial information which is subject to year end audit adjustments. In addition, we are in the process of conducting further evaluations of our internal control over financial reporting for compliance with the requirements of Section 404 under the Sarbanes-Oxley Act. We make no representation of management’s assessment regarding internal control over financial reporting or include an attestation report of the Company’s independent auditors due to a transition period established by rules of the Securities and Exchange Commission for newly public companies. Adjustments to the financial statements may be identified when the audit work is completed, which could result in significant differences between our audited financial statements and this unaudited financial information.

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
+86  29 8258 2648 in Xi’an
chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86  29.8258.2632 in Xi’an
jinglu@chldinc.com / English and Chinese

Mr. Bill Zima, ICR
+1  203.682.8200 in United States
William.Zima@icrinc.com

Ms. Annie Chen, ICR
+86  10.6599.7966 in Beijing
Annie.Chen@icrinc.com

 (Financial Tables on Following Pages)

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Balance Sheets

As of September 30, 2009 and December 31, 2008

(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Cash	$19,089,130	$37,425,340
Cash - restricted	694,334	805,012
Accounts receivable, net of allowance for doubtful
accounts of $1,002,074 and $1,278,156, respectively	5,877,162	813,122
Other receivables and prepaid expenses, net	1,518,719	446,497
Notes receivable, net	274,399	811,695
Prepaid other taxes	1,300,432	545,979
Real estate held for development or sale	108,220,307	60,650,011
Property and equipment, net	12,868,210	12,391,501
Asset held for sale	14,300,936	14,308,691
Advance to suppliers	863,478	704,275
Deposits on land use rights	28,432,993	47,333,287
Intangible assets, net	41,654,421	46,043,660
Goodwill	816,433	-
Deferred selling costs	344,354	-
Deferred financing costs	506,245	622,118
Total assets	236,761,553	222,901,188

LIABILITIES
Accounts payable	$18,638,322	$10,525,158
Advances from customers	9,252,447	9,264,385
Accrued expenses	4,838,168	3,539,842
Accrued security registration expenses	-	613,483
Payable to acquisition of businesses	6,342,865	8,429,889
Income taxes payable	6,554,658	8,078,709
Other payables	4,398,464	5,183,251
Loans from employees	2,195,218	1,517,039
Loans payable	29,591,867	35,617,442
Deferred tax liability	11,504,676	11,510,915
Warrants liability	4,721,294	1,117,143
Fair value of embedded derivatives	3,777,670	760,398
Convertible debt	14,511,239	13,621,934
Total liabilities	116,326,888	109,779,588

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares	31,270	30,894
issued and outstanding 31,270,679 and 30,893,757, respectively
Additional paid in capital	33,062,320	31,390,750
Common stock subscribed	2,487,777	-
Statutory reserves	3,696,038	3,541,226
Retained earnings	42,171,440	38,651,579
Accumulated other comprehensive income	10,155,625	10,397,801
Total China Housing & Land Development, Inc. shareholders’ equity	91,604,470	84,012,250

Non-controlling interest	28,830,195	29,109,350

Total shareholders' equity	120,434,665	113,121,600

Total liabilities and shareholders' equity	$236,761,553	$222,901,188

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Income and Other Comprehensive Income

For The Three and Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	3 Months	3 Months	9 Months	9 Months
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
REVENUES
Sale of properties	$22,728,282	$7,475,692	$56,835,091	$25,054,867
Other income	1,065,363	70,070	3,405,156	482,022

Total revenues	23,793,645	7,545,762	60,240,247	25,536,889

COSTS AND EXPENSES
Cost of properties and land	16,374,170	6,071,599	41,266,855	19,691,432
Selling, general, and administrative expenses	2,501,688	1,594,514	5,853,458	4,161,865
Stock based compensation	87,777	3,000,000	87,777	3,000,000
Security registration expenses	579,775	-	1,786,517	-
Other expenses	284,044	60,848	474,167	76,758
Interest expense	417,809	638,228	1,202,786	1,736,344
Accretion expense on convertible debt	311,319	266,541	889,305	691,782
Change in fair value of embedded derivatives	(2,695,306)	(2,101,825)	3,017,272	(2,556,313)
Change in fair value of warrants	(3,042,752)	(2,939,563)	4,012,736	(3,895,615)
Foreign exchange loss	-	(103,344)	-	-

Total costs and expenses	14,818,524	6,486,998	58,590,873	22,906,253

Income before provision for income taxes	8,975,121	1,058,764	1,649,374	2,630,636

Recovery of income taxes	(3,652,886)	(388,308)	(1,591,331)	-
NET INCOME	12,628,007	1,447,072	3,240,705	2,630,636

Less: net loss attributable to non-controlling interest	(86,121)	-	(279,155)	-

Net income attributable to China Housing & Land Development, Inc.	12,714,128	1,447,072	3,519,860	2,630,636

OTHER COMPREHENSIVE INCOME (LOSS)
Gain (loss) in foreign exchange	69,244	911,996	(242,176)	6,176,248

COMPREHENSIVE INCOME	$12,783,372	$2,359,068	$3,277,684	$8,806,884

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	31,134,137	30,877,453	30,987,760	30,389,712

Diluted	32,972,253	30,882,483	30,996,953	30,436,461

NET INCOME PER SHARE
Basic	$0.41	$0.05	$0.11	$0.09

Diluted	$0.24	$0.04	$0.11	$0.07

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou • Xi’an Shaanxi • P.R. China 710054 • www.chldinc.com

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2009 and 2008

(Unaudited)

	September 30,	September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,240,705	$2,630,636
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Bad debt expense	80,713	-
Depreciation	471,788	233,915
Exchange gain	-	(103,344)
Loss on disposal of fixed assets and inventory	50,501	15,088
Amortization of stock issued for investor relations fees	-	107,987
Stock-based compensation	87,777	3,000,000
Security registration expenses settled with common stock to be issued	1,786,517	-
Change in fair value of warrants	4,012,736	(3,895,615)
Change in fair value of embedded derivatives	3,017,272	(2,556,313)
Accretion expense on convertible debt	889,305	691,782
Non-cash proceeds from sale of properties	(31,673)	(2,904,172)
(Increase) decrease in assets:
Accounts receivable	(4,702,750)	(1,444,437)
Prepaid other taxes	(803,561)	-
Real estate held for development or sale	(35,859,057)	(16,437,686)
Advances to suppliers	(159,660)	486,434
Refund (deposit) on land use rights	11,534,025	(4,386,535)
Other receivable and deferred charges	234,834	24,339
Deferred selling costs	(344,134)	-
Deferred financing costs	155,873	162,269
Increase (decrease) in liabilities:
Accounts payable	8,103,243	2,852,863
Advances from customers	(135,544)	5,981,215
Accrued expenses	1,165,695	740,465
Other payables	(1,941,379)	40,646
Income taxes payable	(1,621,435)	(123,908)
Net cash used in operating activities	(10,808,209)	(14,884,371)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	110,130	(755,376)
Purchase of buildings, equipment and automobiles	(587,595)	(868,817)
Notes receivable collected	212,140	139,327
Cash acquired in business combinations	519,309	-
Proceeds from sale of property and equipment	194,006	867,806
Net cash provided by (used in) investing activities	447,990	(617,060)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible debt	-	19,230,370
Loans from bank	12,444,063	32,213,727
Repayments of loans payable	(18,447,426)	(20,044,097))
Loans from or repayment to employees, net	678,545	(990,087)
Repayment of payables for acquisition of businesses	(3,841,072)	(3,656,905)
Proceeds from exercise of warrants	1,184,662	-
Proceeds from issuance of common stock and warrants	-	8,415
Net cash (used in) provided by financing activities	(7,981,228)	26,761,423

(DECREASE)/INCREASE IN CASH	(18,341,447)	11,259,992

Effects on foreign currency exchange	5,237	773,037

CASH, beginning of period	37,425,340	2,351,015

CASH, end of period	$19,089,130	$14,384,044